UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 21, 2016 (October 20, 2016)

ENDO INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36326	68-0683755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland		Not Applicable
(Address of principal executive offices)		(Zip Code)

011-353-1-268-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2016, Endo International plc (“Endo”) issued a press release announcing that Suketu Upadhyay, Executive Vice President and Chief Financial Officer, is leaving Endo effective November 22, 2016 to assume a senior-level finance position at a global biopharmaceutical company. Endo also announced that Blaise Coleman, Endo’s Senior Vice President of Global Finance Operations, will serve as Interim Chief Financial Officer effective November 22, 2016 and that Endo will promptly begin a search for a permanent Chief Financial Officer.

Biographical information for Mr. Coleman is set forth below:

Blaise Coleman, 42, is Senior Vice President of Global Finance Operations and Interim Chief Financial Officer for Endo International plc. Mr. Coleman joined Endo in January 2015 as Vice President of Corporate Financial Planning & Analysis and became the Senior Vice President of Global Finance Operations in December 2015. Prior to joining Endo, Mr. Coleman held a number of finance leadership roles with AstraZeneca, a global biopharmaceutical company, latterly as the Chief Financial Officer of the AstraZeneca / Bristol-Myers Squibb US Diabetes Alliance from January 2013 until January 2015. Prior to this, Mr. Coleman was the Head of Finance for the AstraZeneca Global Medicines Development organization based in Mölndal, Sweden from September 2011 to January 2013. Mr. Coleman joined AstraZeneca as Senior Director Commercial Finance for the US Cardiovascular Business in November 2007. Mr. Coleman began his career at the global public accounting firm PricewaterhouseCoopers LLP. He received a BS in accounting from Widener University and a MBA from Duke University, The Fuqua School of Business. Mr. Coleman is a Certified Public Accountant.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

99.1	Press Release of Endo International plc dated October 20, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDO INTERNATIONAL PLC

Date: October 21, 2016	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Executive Vice President, Chief Legal Officer

INDEX TO EXHIBITS

No.	Description

99.1	Press Release of Endo International plc dated October 20, 2016.